EXHIBIT 10.7

GUARANTY AGREEMENT

_______________________________________________________

INTREPID TECHNOLOGY AND RESOURCES, INC.

Guarantor

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

Trustee

Dated as of November 1, 2006

________________________________________________________

$7,640,000 THE INDUSTRIAL DEVELOPMENT CORPORATION

OF GOODING COUNTY, IDAHO

SOLID WASTE DISPOSAL REVENUE BONDS

(INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC PROJECT)

SERIES 2006 (THE “TAX-EXEMPT BONDS”)

Exhibit 10.07 Guaranty_1962359.01.16

2126035

THIS IS A GUARANTY AGREEMENT dated as of November 1, 2006, between INTREPID TECHNOLOGY AND RESOURCES, INC., an Idaho corporation (the “Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE, a national banking association (the “Trustee”), as Trustee for the holders of the within defined Bonds.

RECITALS

Concurrently herewith the Industrial Development Corporation of Gooding County, Idaho (the “Issuer”) is issuing its $7,640,000 Solid Waste Disposal Revenue Bonds (Intrepid Technology and Resources Biogas, LLC Project) Series 2006 (the “Bonds”) under and pursuant to that certain Indenture of Trust dated as of November 1, 2006 (the “Indenture”) between the Trustee and the Issuer.

The proceeds from the issuance of the Bonds are to be loaned to Intrepid Technology and Resources Biogas, LLC (the “Company”) (a) to finance a portion of the cost of the certain solid waste disposal facilities to be owned by the Company and located on two existing dairy farms in the Counties of Gooding and Minidoka, Idaho (collectively, the “Project”); (b) to pay interest on the Bonds during the construction of the Project; (c) to fund a debt service reserve fund for the benefit of the owners of the Bonds; (d) to pay capitalized interest on the Bonds during the period of construction of the Project; and (e) to pay certain costs relating to the issuance of the Bonds.

All capitalized terms used herein and not defined herein, unless the context otherwise requires, shall have the meanings set forth in the Indenture.

The Guarantor is the sole member of the Company and is desirous that the Issuer issue the Bonds, and is willing to enter into this Guaranty in order to enhance the marketability of the Bonds and thereby achieve cost and other savings to the Company and as an inducement to the purchase of the Bonds by all who shall at any time become owners of the Bonds.

THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to enhance the marketability of the Bonds and thereby achieve cost and other savings to the Company and as an inducement to the purchase of the Bonds by all who shall at any time become owners of the Bonds, the Guarantor does hereby covenant and agree with the Trustee as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Section 1.1.

The representations, warranties and agreements of the Guarantor set forth in Section 6 of the Bond Placement Agreement for the Bonds dated November 6, 2006 among the Issuer, the Company, the Guarantor and Ferris, Baker Watts, Incorporated are incorporated by reference herein and are true and correct as of the date hereof.

ARTICLE II

COVENANTS AND AGREEMENTS

Section 2.1.

The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Trustee for the benefit of the owners from time to time of the Bonds (a) the full and prompt payment of the principal of and premium, if any, on the Bonds when and as the same shall become due, whether at the stated maturity thereof, by acceleration, by call for redemption or otherwise, (b) the full and prompt payment of the interest on the Bonds when and as the same shall become due, (c) the full and prompt payment of the Company’s debt service obligations with respect to the Bonds under the Loan Agreement  and (d) the full and prompt performance of the Guarantor’s obligations under the Biogas Transportation Agreement dated October 20, 2006 (the “Biogas Agreement”) between the Guarantor and the Company (the “Guaranteed Obligations”).

Section 2.2.

In the event any of the Guaranteed Obligations shall not be satisfied according to their terms, the Guarantor shall promptly satisfy, this Guaranty being a guarantee of full payment and not of collection and in no way conditional or contingent.  This Guaranty is an absolute, unconditional and continuing guarantee with the Guarantor being jointly and severally liable with the Company, and is in no way conditioned upon any requirement that the Trustee first attempt to collect payment or enforce performance of any of the Guaranteed Obligations from the Company or any other guarantor, or resort to any other security or other means of obtaining satisfaction of any of the Guaranteed Obligations, or upon any other contingency whatsoever.  This Guaranty shall remain in full force and effect until such time as the Guaranteed Obligations shall have been paid and satisfied in full.

Section 2.3.

All payments by the Guarantor shall be paid in lawful money of the United States of America.  Each and every default in payment of the principal of, premium, if any, or interest on any Bond or default in payment of any amount due under the Loan Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

Section 2.4.

The obligations of the Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until the entire principal of, premium, if any, and interest on the Bonds shall have been paid or funds sufficient for such payment shall have been deposited with the Trustee in trust for such purpose as provided in the Indenture, all Guaranteed Obligations have been satisfied in full, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event other than such payment, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Guarantor:

(a)

the compromise, settlement, release or termination of any of the obligations, covenants or agreements of the Issuer under the Indenture, of the Company under the Loan Agreement or the Biogas Agreement, or of the Guarantor under the Biogas Agreement; or

(b)

the failure to give notice to the Guarantor or any other party of the occurrence of an event of default under the terms and provisions of this Guaranty, the Indenture, the Loan Agreement or the Biogas Agreement; or

(c)

the waiver of the payment or observance by the Issuer, the Company or the Guarantor of any of the obligations, covenants or agreements of either of them contained in the Indenture, the Loan Agreement, this Guaranty or the Biogas Agreement; or

(d)

the extension of the time for payment of any principal of, premium, if any, or interest on any Bond or under this Guaranty or the extension or renewal of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture, the Loan Agreement, this Guaranty or the Biogas Agreement, whether or not with notice to the Guarantor; or

(e)

the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture, the Loan Agreement or the Biogas Agreement, except for any modification or amendment made without the written consent of the Guarantor thereto which increases or advances in time the obligations of the Guarantor hereunder; or

(f)

the taking or the omission of any of the actions of the Company or the Guarantor referred to in the Indenture, the Loan Agreement, this Guaranty or the Biogas Agreement, as applicable; or

(g)

any failure, omission, delay or lack on the part of the Issuer or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Issuer or the Trustee in this Guaranty, the Indenture, the Loan Agreement or the Biogas Agreement, or any other act or acts on the part of the Issuer, the Trustee or any of the owners from time to time of the Bonds; or

(h)

the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or re-adjustment of, or other similar proceedings affecting the Company, the Guarantor or the Issuer or any of the assets of either of them or any allegation or contest of the validity of this Guaranty, the Indenture, the Loan Agreement or the Biogas Agreement in any such proceeding; or

(i)

the release or discharge of the Company or the Issuer from the performance or observance of any obligation, covenant or agreement contained in the Loan Agreement, the Indenture or the Biogas Agreement by operation of law; or

(j)

to the extent permitted by law, the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty by operation of law; or

(k)

the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guaranty or of the Company in the Loan Agreement or the Biogas Agreement; or

(l)

the invalidity of the Loan Agreement, the Indenture, the Bonds or the Biogas Agreement; or

(m)

the casualty, condemnation, failure to complete the Project or any other event affecting the ability of the Company to satisfy the Guaranteed Obligations.

Section 2.5.

Guarantor further agrees that if at any time all or any part of any payment theretofore received from the Company or the Guarantor and applied by the Trustee to any part of the Guaranteed Obligations or any of the Guaranteed Obligations are or must be rescinded or returned by the Trustee for any reason whatsoever (including, without limitation, by reason of the insolvency, bankruptcy or reorganization of the Company or the Guarantor), such part of the Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such previous application by the Trustee, and this Guaranty and the Guaranteed Obligations shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment to and application by the Trustee and previous acknowledgment of termination had not been made.

Section 2.6.

The Guarantor further agrees that the Guaranteed Obligations hereunder shall in no way be impaired, affected, diminished or released by any renewals or extensions which may be made from time to time, with or without its knowledge and consent, of the time of payment of any portion of the Bonds, or by any forbearance or delay in enforcing the payment thereof, or in enforcing the documents relating to the Bonds, or by any failure or neglect or refusal by the Trustee to enforce or seek recourse on any documents relating to the Bonds, including any other guaranty executed by any other guarantor, or to realize upon any other security which may have been given or may hereafter be given for the Bonds, or by any waiver by the Trustee or failure to exercise any right or remedy under any such documents, or by reason of any change or modification of any of said instruments or agreements, or by the acceptance by the Trustee of additional security or any increase, substitution or changes in any security, or by the release by the Trustee of any security or any withdrawal thereof or decrease therein, or by any other act or failure to act by the Trustee, it being the intent hereof that the Guarantor shall remain as a principal surety until the earlier of such time as all of the Guaranteed Obligations have been paid and satisfied in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety, and in any action which shall accrue to the Trustee by virtue of this Guaranty, the Trustee, at its election, may proceed against the Guarantor for payment of the Guaranteed Obligations hereunder, with or without:  (a) joining the Company or any other guarantor in any such action; or (b) the Guarantor acknowledging and agreeing that the Trustee’s rights and remedies under the documents relating to the Bonds and this Guaranty are cumulative, and nothing contained herein shall prevent the Trustee from taking any one or more of the foregoing actions successively or concurrently, and its taking of one or more of the foregoing actions successively or concurrently shall not discharge the Guarantor of the Guaranteed Obligations hereunder.

Section 2.7.

The Guarantor’s obligations under this Guaranty are independent of any other obligations among the Company, contractors, other third parties and guarantors.  No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature which the Guarantor has or others have or may have against the Issuer or the Trustee or which the Issuer may have against the Trustee, shall be available hereunder to the Guarantor against the Trustee.

Section 2.8.

Upon the occurrence of any event of default, the Trustee, in its sole discretion, shall have the right to proceed first directly against the Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have against the Issuer, the Company or any other person, firm or corporation and without resorting to any other security held by the Issuer or the Trustee.

Section 2.9.

The Guarantor hereby expressly waives notice from the Trustee or the owners from time to time of any of the Bonds of their acceptance and reliance on this Guaranty.  To the extent permitted by applicable law, the Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by the Trustee in enforcing or attempting to enforce this Guaranty following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

Section 2.10.

This Guaranty is entered into by the Guarantor with the Trustee for the benefit of the owners from time to time of the Bonds, all of whom shall be entitled to enforce performance and observance of this Guaranty to the same extent provided for the enforcement of remedies under the Indenture.

Section 2.11.

So long as the Bonds or any portion thereof shall be outstanding, the Guarantor will maintain its corporate existence, will continue to be a corporation in good standing under the laws of the State of Idaho, and will not without the written consent of a majority of the owners of the Bonds (which may be withheld in their sole and absolute reasonable discretion) dispose of all or substantially all of its interest in the Company, or sell or otherwise transfer to another legal entity all or substantially all of its interest in the Company as an entirety transfer, or dissolve.

Section 2.12.

The Guarantor hereby waives any requirement of presentment, protest, notice of dishonor, notice of default, demand, and all other actions or notices that may be otherwise required on the Company’s part in connection with the Guaranteed Obligations.  In addition, the Guarantor waives all suretyship defenses it may have, whether now or in the future.  The Guarantor also waives any right to seek contribution, indemnification, subrogation, reimbursement or restitution from the Company until all of the Guaranteed Obligations have been indefeasibly paid (to the extent payable) in full in cash.

Section 2.13.

Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Trustee, the Guarantor shall not be entitled to be subrogated to any of the rights of Trustee or any payee or obligee of any of the Guaranteed Obligations or to exercise any rights of subrogation against the Company or any collateral security or guaranty or right of offset held by the Company, the Trustee or any payee or obligee of any of the Guaranteed Obligations for the payment of the Guaranteed Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other guarantor in respect of payments made by any Guarantor hereunder until all of the Guaranteed Obligations have been indefeasibly paid (to the extent payable) in full in cash.  In furtherance of and subject to the foregoing, the Guarantor hereby waives any claim, right or remedy which it may now have or hereafter may acquire against the Company that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, right or remedy of subrogation, reimbursement, exoneration, contribution, indemnification or participation.

Section 2.14.

The Guarantor hereby collaterally assigns to the Trustee all of its right, title and interest in the Settlement and Release Agreement dated as of May 3, 2006 among Garnet Mining Corporation, Cordoba Corporation and Aaron Charlton, and the Guarantor; provided that the Trustee agrees that it will not exercise any of such right, title and interest prior to the occurrence of an event of default under the Loan Agreement dated as of November 1, 2006 between the Issuer and the Company.

Section 2.15.

The Guarantor agrees to indemnify the Trustee for, and to hold it harmless against, all losses, liabilities, claims, costs and expenses, including without limitation damages, fines, suits, actions, demands, penalties, costs, out of pocket or incidental expenses, legal fees and expenses, the allocated expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim (collectively, “Losses”) incurred on the part of the Trustee on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of this Guaranty, except to the extent that the Loss resulted from Trustee’s negligence or bad faith, or any action taken or attempted to be taken, in compliance with the request of or with the consent of the Guarantor, upon which request or consent the Trustee is authorized to rely under the terms of this Guaranty.  The indemnity set forth in this Section 2.15 hereof shall survive the termination of this Guaranty and the resignation or removal of the Trustee under the Indenture.

In case any action or proceeding is brought against the Trustee in respect of which indemnity may be sought hereunder, the Trustee shall give notice of that action or proceeding to the Guarantor, and the Guarantor upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of the Trustee to give that notice shall not relieve the Guarantor from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Guarantor.  At its own expense, the Trustee may employ separate counsel and participate in the defense.  The Guarantor shall not be liable for any settlement made without their consent.

The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Trustee.  That indemnification is intended to and shall be enforceable by the Trustee to the full extent permitted by law.

Section 2.16.

The Guarantor hereby agrees that, in the event the Biogas Agreement is invalidated, cancelled, terminated or rejected for any reason (other than due to the default of the Trustee, as successor to or assignee of the Company thereunder), pursuant to operation of law or otherwise, the Guarantor agrees to enter into an agreement with the Trustee (or its designee), substantially upon the terms and conditions contained in the Biogas Agreement, that would afford the Trustee (or its designee) the right to use the Pipeline to transport the Biogas from the Receipt Point to the Delivery Point (as each such term is defined in the Biogas Agreement), for so long as the Bonds or any portion thereof shall remain outstanding.

ARTICLE III

MISCELLANEOUS

Section 3.1.

The obligations of the Guarantor hereunder shall arise absolutely and unconditionally when the Bonds shall have been issued, sold and delivered.

Section 3.2.

This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 3.3.

The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

Section 3.4.

This Guaranty shall be governed exclusively by the laws of the State of Idaho.

Section 3.5.

With the exception of rights herein expressly conferred, nothing herein expressed or mentioned in or to be implied from this Guaranty is intended or shall be construed to give to any person other than the parties hereto and the owners of the Bonds (through the Trustee) any legal or equitable right, remedy or claim under or in respect of this Guaranty.  This Guaranty and all of the covenants, conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and the owners of the Bonds as herein provided and shall inure to the benefit of and bind their respective successors and assigns.

Section 3.6.

The Guarantor hereby waives the benefit of any statute of limitations applicable to the Guarantor’s obligations under this Guaranty, to the fullest extent permitted by law.  Should a statute of limitation nevertheless apply, then the Guarantor acknowledges and agrees that the statute of limitation applicable to this Guaranty shall begin to run only upon the accrual of a cause of action against any Guarantor hereunder caused by such Guarantor’s refusal to honor a demand for performance hereunder made by the Trustee in writing.

Section 3.7.

No delay on the part of the Trustee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Trustee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Trustee except as expressly set forth in a writing duly signed and delivered on behalf of the Trustee.  No action of the Trustee permitted hereunder shall in any way affect or impair the rights of the Trustee or the Guaranteed Obligations.

Section 3.8.

The Guarantor represents and warrants that it has the corporate power and authority to execute, deliver and perform its obligations under this Guaranty, and that this Guaranty is the legal, valid and binding obligation of such Guarantor and is enforceable in accordance with its terms.  The Guarantor further represents and warrants that such Guarantor’s entering into this Guaranty does not conflict with, violate, or constitute a default under, any contracts or agreements to which it is a party.

Section 3.9.

The Trustee may, at any time or from time to time, without notice to, or the knowledge or consent of, the Guarantor assign or transfer any or all of the Guaranteed Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of Guaranteed Obligations or any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Trustee.

Section 3.10.

All written notices to be given hereunder shall be given by first class mail, postage prepaid to the party or parties entitled thereto at the address set forth below, or at such other address as may be provided to the other parties hereinafter listed in writing from time to time, namely:

If to the Trustee:

Wells Fargo Bank, National Association, as Trustee

877 West Main Street, 3d Floor

MAC:  U1858-033

Boise, Idaho  83702

Attention:  Twyla D. Gauthier

Telephone:  (208) 393-5491

Fax:  (208) 393-5404

If to the Guarantor:

Intrepid Technology and Resources, Inc.

501 West Broadway, Suite 200

Idaho Falls, Idaho  83402

Attention:  President

Telephone:  (208) 529-5337

Fax:  (208) 529-1014

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed in their respective corporate names by their respective officers, thereunto duly authorized as of the date first above written.

INTREPID TECHNOLOGY AND RESOURCES, INC.

By

Chief Executive Officer
Dr. Dennis D. Keiser

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS TRUSTEE

By

Vice President, Corporate Trust